EXHIBIT (21)

SUBSIDIARY OF THE REGISTRANT


                                       STATE OF
NAME                                 INCORPORATION
----                                 -------------
Uni-Marts of America, Inc.             Delaware


Uni-Marts of America, Inc. does business only under its legal corporate name.



















































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